Registration No. 333-91345

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Sara Lee Corporation
(Exact name of registrant as specified in its charter)

Maryland	36-2089049
(State of incorporation)	(I.R.S. Employee Identification No.	)

Three First National Plaza, Suite 4400
Chicago, Illinois 60602-4260
(312) 726-2600
(Address, including zip code, and telephone number of registrant’s executive office)

1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
AND
CHOCK FULL O’NUTS INCENTIVE COMPENSATION PLAN
(Full Title of Plans)

Roderick A. Palmore
Senior Vice President, General Counsel & Secretary
Sara Lee Corporation
Three First National Plaza, Suite 4600
Chicago, Illinois 60602-4260
(312) 558-8536
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

EXPLANATORY NOTE

On August 29, 2002, the Board of Directors of the Sara Lee Corporation approved amendments to the 1999 Non-Employee Director Stock Plan, subject to stockholder approval. On October 31, 2002, Sara Lee’s stockholders approved such amendments. This Post-Effective Amendment No. 1 is being filed for the sole purpose of updating Exhibit 99.1. As originally filed, Exhibit 99.1 was the 1999 Non-Employee Director Stock Plan in the form approved by Sara Lee’s stockholders on October 28, 1999. As updated by this Post-Effective Amendment No. 1, Exhibit 99.1 is the 1999 Non-Employee Director Stock Plan in the form approved by Sara Lee’s stockholders on October 31, 2002. No additional securities are being registered.

ITEM 8. EXHIBITS.

A list of exhibits included as part of this Post-Effective Amendment No. 1 is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 5, 2002.

SARA LEE CORPORATION

By:	/s/ Roderick A. Palmore
Roderick A. Palmore Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated and as of December 5, 2002.

Signature	Title

/s/ C. Steven McMillan* C. Steven McMillan	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

Cary D. McMillan	Executive Vice President and Director

Frank L. Meysman* Frank L. Meysman	Executive Vice President and Director

/s/ L.M. (Theo) de Kool L.M. (Theo) de Kool	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Wayne R. Szypulski Wayne R. Szypulski	Senior Vice President and Controller (Principal Accounting Officer)

J.T. Battenberg III	Director

/s/ Charles W. Coker* Charles W. Coker	Director

/s/ James S. Crown* James S. Crown	Director

/s/ Willie D. Davis* Willie D. Davis	Director

/s/ Vernon E. Jordan, Jr.* Vernon E. Jordan, Jr.	Director

/s/ James L. Ketelsen* James L. Ketelsen	Director

Cornelis J.A. Van Lede	Director

Hans B. van Liemt	Director

/s/ Joan D. Manley* Joan D. Manley	Director

/s/ Rozanne L. Ridgway* Rozanne L. Ridgway	Director

/s/ Richard L. Thomas* Richard L. Thomas	Director

* By Roderick A. Palmore as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney were previously filed as part of this Registration Statement.

By:	/s/ Roderick A. Palmore
Roderick A. Palmore As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney (previously filed as part of this Registration Statement)

99.1	1999 Non-Employee Director Stock Plan (incorporated by reference to Exhibit A of the Company’s Proxy Statement dated September 25, 2002)

4